UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2016

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 15, 2016 the following matters were submitted to a vote of shareholders and received the following votes:
Proposal 1 – Election of Directors: All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified.

Director:	Votes For	Votes Withheld
John K. Billock	81,406,575	30,213,344
Paul T. Cappuccio	94,033,856	17,586,063
Charles R. Frank Jr.	93,158,449	18,461,470
Iris Knobloch	93,949,841	17,670,078
Alfred W. Langer	93,123,419	18,496,500
Bruce Maggin	77,190,986	34,428,933
Parm Sandhu	93,649,484	17,970,435
Douglas S. Shapiro	94,035,827	17,584,092
Kelli Turner	81,107,677	30,512,242
Gerhard Zeiler	94,035,936	17,583,983
Proposal 2 – Selection of Auditors: Ernst & Young LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2016 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain	Broker non-votes
117,125,544	36,080	133,403	0

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date:	June 16, 2016	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer